As filed with the Securities and Exchange Commission on October 27, 2021

Reg. no. 333-260045

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1119100
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

360 Central Ave, Suite 800

St. Petersburg, FL 33701

(727) 304-5666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry G. Swets, Jr.
Chief Executive Officer
360 Central Ave, Suite 800

St. Petersburg, FL 33701

(727) 304-5666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Mitchell S. Nussbaum

(212) 407-4159

mnussbaum@loeb.com

David C. Fischer

(212) 407-4827

dfischer@loeb.com

Loeb & Loeb LLP

345 Park Avenue

New York NY 10154

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Non-transferable Rights to purchase Common Stock	–	–	–	–
Common Stock, $0.001 par value per share, issuable upon exercise of Non-transferable Rights	757,720	$4.94	$3,743,137	$346.99

(1)	This registration statement relates to shares of our common stock issuable upon the exercise of subscription rights. Each share of common stock includes one subscription right to purchase 0.15 of a share of common stock. No separate consideration is payable for the subscription rights.
(2)	Represents the aggregate gross proceeds from the issuance of the maximum number of shares of common stock that may be issued pursuant to the exercise of rights.
(3)	Amount previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2021

PRELIMINARY PROSPECTUS

Up to 757,720 Shares of Common Stock

Issuable Upon the Exercise of Rights to Subscribe for such Shares at $4.00 per Share

We are distributing, at no charge to our stockholders, non-transferable subscription rights to purchase up to an aggregate of 757,720 shares of our common stock, $0.001 par value per share, which we refer to in this prospectus as the “rights offering.” In the rights offering, you will receive one subscription right for each share of common stock you hold as of 5:00 p.m., Eastern Time, on October 25, 2021, the record date of the rights offering.

Each whole subscription right will entitle you to purchase 0.15 of a share of our common stock, which we refer to as the “basic subscription right,” at a subscription price of $4.00 per whole share, and we will also provide an over-subscription privilege. Subscription rights may only be exercised in whole numbers; we will not issue fractional shares and will round all of the subscription rights down to the nearest whole number. If you fully exercise your basic subscription right and other stockholders do not fully exercise such stockholder’s basic subscription rights, you will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the unsubscribed shares of our common stock at the same subscription price per share. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments received by the subscription agent will be returned to you promptly, without interest or penalty, following the expiration of the rights offering.

Shortly before the rights offering, the Company is offering, in a firm commitment underwritten offering, 652,174 shares of common stock, at a price of $4.00 per share, less underwriting discounts and commissions (the “Underwriting”), and has given the underwriters in the Underwriting an option to purchase up to an additional 97,826 shares common stock (15% of the shares of common stock sold in the Underwriting) from us at the public offering price, less underwriting discounts and commissions, within 45 days from the commencement of the Underwriting, to cover over-allotments, if any. In connection with the Underwriting, we filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (File no. 333-258547) and Amendment No. 1 thereto, on October 5, 2021, which Registration Statement was declared effective on October 25, 2021.

The subscription rights will expire if they are not exercised before 5:00 p.m., Eastern Time, on November 29, 2021. We reserve the right to extend the expiration date one or more times. Our Board may in its sole discretion cancel the rights offering at any time and for any reason. Our Board is not making any recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering.

All exercises of subscription rights are irrevocable. If our Board cancels the rights offering, our subscription agent will return all subscription payments it has received for the cancelled rights offering without interest or penalty. The subscription agent will hold the funds we receive from subscribers until completion or cancellation of the rights offering. The subscription rights may not be sold, transferred or assigned. There is no minimum subscription amount required for consummation of the rights offering.

Our common stock is traded on The Nasdaq Global Market tier of The Nasdaq Stock Market LLC under the symbol “FGF.” The last reported sale price of our common stock on The Nasdaq Global Market on October 25, 2021 was $4.34. The subscription rights will not be listed for trading on Nasdaq or any other stock exchange or market.

The rights offering is not an underwritten offering. The subscription rights are being offered directly by us without the services of an underwriter or selling agent. Upon completion of the rights offering, stockholders who do not fully exercise their subscription rights will own a smaller proportional interest in the Company than if they had timely and fully exercised their subscription rights.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “FGF” or “the Company” are to FG Financial Group, Inc., a Delaware corporation, together with our consolidated subsidiaries.

For investors outside the United States: We have done nothing that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus and any such free writing prospectus outside of the United States.

1

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and about our business, including potential risks related to the rights offering, our common stock, and our business.

Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 15 of this prospectus and all other information included in, or incorporated by reference into, this prospectus in its entirety before you decide whether to exercise your subscription rights.

What is the rights offering?

We are distributing to holders of shares of our common stock as of 5:00 p.m., Eastern Time, on October 25, 2021, which is the record date for the rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., Eastern Time, on the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. The common stock to be issued in the rights offering, like our existing shares of common stock, will be traded on The Nasdaq Global Market under the symbol “FGF.”

Why are we conducting the rights offering?

We are conducting the rights offering to provide for our general working capital needs. For a detailed discussion, see “Use of Proceeds.”

Based on the information and analyses regarding the rights offering prepared by management, and the recommendation of management that the rights offering is in the best interests of the Company in light of the information available to management, and the additional information and documentation reviewed by our Board of Directors (our “Board”), our Board approved the rights offering and determined that the rights offering is in the best interests of the Company and its stockholders. However, our Board is not making any recommendation regarding your exercise of the subscription rights.

How was the subscription price determined?

The subscription price is the same as the Underwriting offering price, which was negotiated with the underwriters in the Underwriting.

The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of the Company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

What is the basic subscription right?

Each basic subscription right gives our stockholders the opportunity to purchase 0.15 of a share of our common stock at a subscription price of $4.00 per whole share, subject to the limits described below. We have granted to you, as a stockholder of record as of 5:00 p.m., Eastern Time, on the record date, one subscription right for each share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 100 subscription rights and would have the right to purchase 15 shares of common stock for $4.00 per share, subject to certain limitations. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any subscription rights at all. However, if you exercise fewer than all of your basic subscription rights, you will not be entitled to purchase any additional shares pursuant to the over-subscription privilege.

2

If you hold a stock certificate, the number of basic subscription rights you may exercise is indicated on the enclosed rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, the Depository Trust Company (“DTC”) will issue subscription rights to the nominee record holder for the shares of common stock that you own at the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

We do not expect all of our stockholders to exercise all of such stockholder’s basic subscription rights. The over-subscription privilege provides stockholders that exercise all of such stockholder’s basic subscription rights the opportunity to purchase the shares that are not purchased by other stockholders. If you fully exercise your basic subscription right, the over-subscription privilege of each right entitles you to subscribe for additional shares of our common stock unclaimed by other holders of rights in the rights offering at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all over-subscription privilege requests, the available shares will be distributed proportionately among rights holders who exercise their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment for exercise of your over-subscription privilege before the expiration of the rights offering. Because we will not know the total number of unsubscribed shares before the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares available, assuming that no stockholder other than you has purchased any shares pursuant to such stockholder’s basic subscription right and over-subscription privilege. The subscription agent will return any excess payments by mail, without interest or deduction, promptly after the expiration of the subscription period. See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”

If I am a holder of stock options or restricted stock units, may I participate in the rights offering?

No. Stock options and restricted stock units will not entitle their holders to participate in the rights offering.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, you will own a smaller proportional interest in the Company than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise your subscription rights or you exercise fewer than all of your subscription rights and other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment (and your payment must clear) prior to the expiration of the rights offering, which is November 29, 2021, at 5:00 p.m., Eastern Time, unless you have used the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.” If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on November 29, 2021 by which you must provide it with your instructions to exercise your subscription rights and payment for your shares. Our Board may, in its discretion, extend the rights offering one or more times. Our Board may cancel or amend the rights offering at any time before its expiration. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

3

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on November 29, 2021 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on The Nasdaq Global Market or any other stock exchange or market. Rights certificates may only be completed by the record holder who receives them.

Are we requiring a minimum subscription to complete the rights offering?

There is no aggregate minimum we must receive to complete the rights offering.

Has our Board made a recommendation to our stockholders regarding the rights offering?

No. Our Board is not making a recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” in this prospectus and all other information included in, or incorporated by reference into, this prospectus for a discussion of some of the risks involved in investing in our common stock.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a stock certificate and you wish to participate in the rights offering, you must take the following steps:

●	deliver a properly completed and signed rights certificate, and related subscription documents, to the subscription agent before 5:00 p.m., Eastern Time, on November 29, 2021; and

●	deliver payment to the subscription agent (as described below) before 5:00 p.m., Eastern Time, on November 29, 2021.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to the Company. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives the materials before 5:00 p.m., Eastern Time, on November 29, 2021.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.”

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares in the rights offering and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering.

4

What form of payment is required to purchase the shares of our common stock?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent may be made in full United States currency by personal check payable to Vstock Transfer, LLC, the subscription agent, drawn upon a United States bank.

Payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt of a personal check, receipt and clearance of such check.

Payment also may be made by wire transfer to the account maintained by Vstock Transfer LLC, as subscription agent, for purposes of accepting subscriptions in this offering at Citibank, N.A., ABA #021000089, Account #6872558279, with reference to the rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. You will not receive a rights certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on November 29, 2021, the expiration date for the rights offering.

When will I receive my new shares?

All shares that you purchase in the rights offering to which you are entitled will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for the issuance of the shares of common stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if the market price of our common stock falls below the $4.00 per share subscription price or you later learn information about us or the rights offering that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

Will our directors and officers participate in the rights offering?

All holders of our common stock as of the record date for the rights offering will receive, at no charge, the non-transferable subscription rights to purchase shares of our common stock as described in this prospectus. To the extent that our directors and officers held shares of our common stock (including shares of restricted common stock) as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Our directors and officers have not indicated to us whether they will purchase shares of our common stock in the offering pursuant to their basic subscription rights.

5

How will the rights offering affect our outstanding common stock?

The issuance of shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your basic subscription rights. In addition, the issuance of shares of our common stock at a subscription price that is less than the market price as of the record date for the rights offering will likely reduce the price per share of our common stock held by you prior to the rights offering.

How much will we receive in net proceeds from the rights offering?

We expect the aggregate proceeds, net of expenses, from the rights offering will be approximately $2.9 million, assuming all rights are exercised. We intend to use the net proceeds to provide for our general working capital needs. Please see “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and all other information included in, or incorporated by reference into, this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.

Will I receive interest on any funds I deposit with the subscription agent?

No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

When can I sell the shares of common stock I receive upon exercise of the subscription rights?

If you exercise your subscription rights, you will be able to resell the shares of common stock purchased by exercising your subscription rights once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, there may be a delay between the expiration date of the rights offering and the time that the shares are issued due to factors such as the guaranteed delivery period and the time required to complete all necessary calculations. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell the shares purchased in the rights offering at a price equal to or greater than the subscription price.

What are the U.S. federal income tax consequences of exercising my subscription rights?

The receipt and exercise of subscription rights by holders of shares of our common stock should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

What fees or charges apply if I purchase shares of common stock in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

6

Whom should I contact if I have other questions?

If you have other questions regarding the rights offering, please contact the information agent, Alliance Advisors, LLC, toll free at (855) 723-7819, or by mail at Alliance Advisors, LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, subscription payment or, if applicable, notice of guaranteed delivery, to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Registered Certified or Express Mail, or Courier Delivery
Vstock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598

You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your subscription documents, rights certificate, notice of guaranteed delivery, if applicable, and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering period.

7

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

FG Financial Group, Inc. is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital in partnership with Fundamental Global® to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. On December 17, 2020, we changed our corporate name from 1347 Property Insurance Holdings, Inc. to FG Financial Group, Inc., to better align with our future business plans.

Our strategy has evolved to focus on opportunistic collateralized and loss capped reinsurance, while allocating capital to special purpose acquisition companies (“SPACs”) and SPAC sponsor-related businesses. Accordingly, in the first quarter 2021, we have launched our “SPAC Platform,” as further discussed below. As part of our refined focus, we have adopted the following capital allocation philosophy:

“Grow intrinsic value per share with a long-term focus using fundamental research, allocating capital to asymmetric risk/reward opportunities.”

Reinsurance:

The Company has formed a wholly-owned reinsurance subsidiary, FG Reinsurance Ltd. (“FGRe”), a Cayman Islands limited liability company, to provide specialty property and casualty reinsurance. FGRe has been granted a Class B(iii) insurer license in accordance with the terms of The Insurance Law, 2010 and underlying regulations thereto and is subject to regulation by the Cayman Islands Monetary Authority (the “Authority”). FGRe entered into its first reinsurance transaction effective January 1, 2021. The agreement is collateralized through a Funds at Lloyds transaction. The Company’s maximum exposure to loss in the transaction is approximately $2,900,000 and will cover all risks written by the syndicates during the 2021 insurance year. On November 12, 2020, FGRe initially funded a trust account at Lloyd’s with approximately $2,400,000 to collateralize its obligations. Effective April 1, 2021, FGRe entered into its second reinsurance contract with a leading insurtech company that provides automotive insurance utilizing driver monitoring to predictively segment and price drivers. FGRe’s exposure under this contract is limited by a loss cap stipulated within the quota-share agreement.

Asset Management:

The Company has formed a wholly owned subsidiary, FG Strategic Consulting, LLC, to serve as an investment advisor to FedNat Holding Company under the investment advisory agreement entered into on December 2, 2019. The Company has also formed Fundamental Global Asset Management, LLC, a joint venture with an affiliate of Fundamental Global GP, LLC, which owns approximately 61% of the Company’s common stock, to sponsor investment advisors that will manage private funds ranging the full spectrum of alternative equities, fixed income, private equity and real estate. In September 2020, the joint venture sponsored the launch of FG Special Situations Fund via an investment of $5.0 million. Approximately $4.0 million of this investment represented the sponsorship of a special purpose acquisition company, FG New America Acquisition Corp., which completed its initial public offering on October 2, 2020 and a business combination agreement with Opportunity Financial, LLC on July 20, 2021.

8

Insurance

FGRe is currently in the process of establishing and seeking regulatory approvals for a Risk Retention Group (“RRG”) to be domiciled in the state of Vermont for the purpose of providing directors and officers insurance coverage to special purpose acquisition vehicles. The Company expects to begin operation of the RRG in the 4th quarter of 2021. FGRe would anticipate providing capital, along with others, to facilitate the underwriting of such insurance coverage. The Company will focus on fee income derived from originating, underwriting, and servicing the insurance business, while mitigating our financial risk with external reinsurance partners.

SPAC Platform

On December 21, 2020, we formed FG SPAC Solutions LLC (“FGSS”), a Delaware company, to facilitate the launch of our “SPAC Platform.” Under the SPAC Platform, we plan to provide various strategic, administrative, and regulatory support services to newly formed SPACs for a monthly fee. The Company co-founded a partnership, FG SPAC Partners, LP, to participate as a co-sponsor for newly formed SPACs. The Company also participates in the risk capital investments associated with the launch of such SPACs through its Asset Management business, specifically FG Special Situations Fund, LP. The first transaction entered into under the SPAC Platform occurred on January 11, 2021 by and among FGSS and Aldel Investors LLC, the sponsor of Aldel Financial Inc. (“Aldel”), a special purpose acquisition company which completed its initial public offering on April 12, 2021. Under the agreement between FGSS and Aldel Investors, LLC, FGSS has agreed to provide certain accounting, regulatory, strategic advisory, and other administrative services to Aldel, which include assistance with the merger target for the SPAC, as well as assistance with the de-SPAC process.

Recent Developments

Series A Preferred Share Offering

On May 21, 2021, we consummated the public offering of 194,580 shares of our 8.0% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) at a public offering price of $25.00 per share, for gross proceeds of $4,864,500, before deducting underwriting commissions and offering expenses. This includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 25,380 shares. The offering was made pursuant to an effective shelf registration statement filed with the SEC. The final prospectus supplement relating to the offering was filed with the SEC on May 19, 2021. Including the May 21, 2021 public offering, we have 894,580 Series A Preferred Stock shares outstanding.

Aldel combination agreement with The Hagerty Group, LLC

On August 17, 2021, Aldel entered into a business combination agreement with The Hagerty Group, LLC, a specialty vehicle and marine insurer (“Hagerty”).

Under the agreement, Aldel has agreed to acquire all of Hagerty’ s limited liability company interests, for $3 billion, less certain transaction expenses, in aggregate consideration, consisting of Aldel and Hagerty equity securities and up to $500,000,000 in cash. FG SPAC Partners, LP (“FGSP”), owns 500,000 shares of Aldel common stock and warrants to purchase 650,000 shares of Aldel common stock, at a price of $15.00 per share. The Company holds approximately a 49% limited partnership interest in FGSP, directly and through its subsidiaries, and is its sole general partner. Larry G. Swets, our Chief Executive Officer, Hassan R. Baqar, our Chief Financial Officer, and D. Kyle Cerminara, the Chairman of our Board of Directors, each holds a beneficial interest in an FGSP limited partner interest. In addition, the Company’s investment in Aldel Investors, LLC, through the Company’s joint venture investment in Fundamental Global Asset Management, LLC and FG Special Situations Fund, LP, represents a beneficial interest in approximately 286,000 Aldel shares. Altogether, the Company’s investments represent beneficial interests in approximately 533,000 Aldel shares and approximately 321,000 warrants.

The closing of the business combination is subject to certain customary conditions, including Aldel stockholder and Hagerty members’ approvals, approval of listing of Aldel common stock on the New York Stock Exchange, and regulatory approvals.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 360 Central Ave, Suite 800, St. Petersburg, Florida, 33701, and our telephone number at this address is (727) 304-5666. Our website is www.fgfinancial.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

9

THE RIGHTS OFFERING

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each share of common stock that you own as of 5:00 p.m., Eastern Time, on October 25, 2021, either as holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. Each subscription right entitles you to purchase 0.15 of a share of common stock.

Subscription Price	$4.00 per whole share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering period. You may exercise all or a portion of your subscription rights, or you may choose not to exercise any subscription rights at all.

Record Date	5:00 p.m., Eastern Time, on October 25, 2021.

Expiration of Rights Offering	5:00 p.m., Eastern Time, on November 29, 2021. We may extend the rights offering without notice to you.

Use of Proceeds	We estimate that we will receive, net of expenses, approximately $2.9 million if all subscription rights are exercised.

We intend to use the net proceeds that we receive from the rights offering for general corporate purposes and working capital. See “Use of Proceeds” for additional information.

Shortly before this rights offering, the Company is offering, in a firm commitment underwritten offering, 652,174 shares of common stock, at price of $4.00 per share, less underwriting discounts and commissions (the “Underwriting”), and has given the underwriters in the Underwriting an option to purchase up to an additional 97,826 shares common stock (15% of the shares of common stock sold in the Underwriting) from us at the public offering price, less underwriting discounts and commissions, within 45 days from the commencement of the Underwriting, to cover over-allotments, if any. In connection with the Underwriting, we filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (File no. 333-258547) and Amendment No. 1 thereto, on October 5, 2021, which Registration Statement was declared effective on October 25, 2021. Proceeds of the Underwriting also will be used for general corporate purposes.

Basic Subscription Right	Each whole subscription right entitles you to purchase 0.15 of a share of our common stock at a subscription price of $4.00 per whole share. The number of subscription rights you may exercise appears on your rights certificate. Subscription rights may only be exercised in whole numbers; we will not issue fractional shares and will round all of the subscription rights down to the nearest whole number.

10

Over-Subscription Privilege	We do not expect all of our stockholders to exercise all of their basic subscription rights. If you fully exercise your basic subscription right, the over-subscription privilege of each right entitles you to subscribe for additional shares of our common stock unclaimed by other holders of rights in this offering at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all over-subscription privilege requests, the available shares will be distributed proportionately among rights holders who exercise their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on The Nasdaq Global Market or on any other stock exchange or market.

No Board Recommendation	Our Board is not making any recommendation regarding the exercise of your subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering.

Revocation	All exercises of subscription rights are irrevocable, even if the market price of our common stock falls below the subscription price or you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

Material U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, holders of shares of our common stock should not recognize gain or loss upon receipt or exercise of a subscription right. You should consult with your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

Extension and Cancellation	Although we do not presently intend to do so, we have the option to extend the rights offering expiration date. Our Board may cancel the rights offering at any time before its expiration for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

11

Procedure for Exercising Rights	To exercise your subscription rights, you must take the following steps:

●	If you hold a stock certificate, you must deliver payment and a properly completed and signed rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on November 29, 2021.
●	If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. You should instruct your nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on November 29, 2021.

If you cannot deliver rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.”

Subscription Agent	We have retained Vstock Transfer, LLC to serve as the subscription agent. The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Fees and Expenses	We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Shares Outstanding Before the Rights Offering	5,051,471 shares of common stock.

Shares Outstanding After the Rights Offering	Upon consummation of the Underwriting, we will have approximately 5,703,645 shares of common stock outstanding, or approximately 5,801,471 shares outstanding if the underwriters’ over-allotment option is fully exercised. Assuming that all of the subscription rights are exercised, we will issue approximately 757,720 shares of common stock in the rights offering and, assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering, will have approximately 6,461,365 shares of common stock outstanding after consummation of the rights offering and the Underwriting, or approximately 6,559,191 shares outstanding if the underwriters’ over-allotment option is fully exercised.

12

Trading Symbols	Our common stock is traded on The Nasdaq Global Market under the trading symbol “FGF.” The shares of common stock issued in the rights offering will also be listed on The Nasdaq Global Market under the same symbol. The subscription rights will not be listed for trading on Nasdaq or any other stock exchange or market.

Dividend Policy	We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

Our outstanding Series A Preferred Stock ranks senior to the shares of our common stock with respect to dividend rights. Holders of shares of our Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by our board of directors out of lawfully available funds therefor or upon a liquidation or redemption of the Series A Preferred Stock.

Information Agent	You should direct any questions or requests for assistance concerning the method of subscribing for common shares or for additional copies of this prospectus to the information agent, Alliance Advisors, LLC, toll free at (855) 723-7819, or by mail at Alliance Advisors LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003.

Risk Factors	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after the rights offering is based on 5,051,471 shares of our common stock outstanding as of October 25, 2021 and excludes the following:

●	1,500,000 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding as of October 25, 2021, with a weighted-average exercise price of $15.00 per share; and

●	215,325 shares of common stock reserved for future issuance as of October 25, 2021 upon the vesting of restricted stock units or exercise of stock options issued under our 2014 and 2018 Equity Incentive Plans.

Unless otherwise indicated, this prospectus reflects and assumes no exercise of outstanding options or warrants.

13

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it may contain forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the following risks and uncertainties: risks associated with our limited business operations since the closing of our Maison Business (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic and the impact of governmental measures taken in response thereto; the uncertainty and difficulty in predicting the ultimate impact of the COVID-19 pandemic on our business; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets and the risk capital of special purpose acquisition companies; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; the impact of the COVID-19 pandemic on the business of FedNat Holding Company; continued volatility or further decline in the value of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; risks associated with our related party transactions and investments; risks associated with our inability to continue to satisfy the listing standards of the Nasdaq following completion of the Asset Sale; risks associated with our investments in special purpose acquisition companies (SPACs), including the failure of any such SPAC to complete its initial business transaction; and our inability to issue common stock or equity-linked securities due to the limit on our authorized common stock unless stockholders approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock, which could generally have a material adverse effect on our ability to finance and operate our business. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

14

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks discussed under the heading, “Risk Factors,” in our most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

Our share price may be volatile and could decline substantially.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Since the beginning of the year, the common stock has traded at a low of $3.15, on January 8, and a high of $9.99, on June 25. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	our failure to effectively compete in the insurance and reinsurance industry;

●	our inability to carry out our investment and investment management strategy;

●	potential losses from our investments in special purpose acquisition companies;

●	government action or regulation; and

●	unfavorable outcomes from litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common stock.

This offering may cause the market price of our common stock to decrease.

The subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue in the rights offering, may result in an immediate decrease in the market price of our common stock. This decrease may continue throughout and after the completion of the rights offering. If that occurs, you may have committed to buy common stock in the rights offering at a price greater than the prevailing market price of our common stock. Further, if a substantial number of subscription rights are exercised and the subscribing holders choose to sell some or all of the shares of common stock received upon exercise of those rights, the resulting sales could depress the market price of our common stock. There is no assurance that following the rights offering you will be able to sell your shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price.

The subscription price is not necessarily an indication of the fair value of our common stock and does not represent the price at which a buyer can be found for the shares now or in the future.

The subscription price is the same as the Underwriting offering price, which was negotiated with the underwriters in the Underwriting.

15

The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering, nor is the subscription price necessarily a reflection of the market price at which our common stock currently sells or may sell in the future. You should not assume or expect that, after the rights offering, our common stock will trade at or above the subscription price. We can give no assurance that our common stock will trade at or above the subscription price in any given time period.

Your percentage ownership in the Company may be diluted as a result of the rights offering.

If you do not exercise your subscription rights or you exercise fewer than all of your rights, and other stockholders fully exercise their rights or exercise a greater proportion of their rights than you exercise, you will suffer dilution of your percentage ownership of our common stock relative to such other stockholders. As of October 25, 2021, there were 5,051,471 shares of common stock outstanding. Upon consummation of the Underwriting, we will have approximately 5,703,645 shares of common stock outstanding, or approximately 5,801,471 shares outstanding if the underwriters’ over-allotment option is fully exercised. If all of our stockholders exercise their subscription rights in full, we will issue 757,720 shares of common stock in the rights offering, which represents approximately 12% of the 6,461,365 shares of common stock potentially outstanding upon the completion of the Underwriting and the rights offering or 12% of the 6,559,191 shares of common stock potentially outstanding if the underwriters’ over-allotment option is fully exercised.

You may not revoke your exercise of rights.

Once you exercise your subscription rights, you may not revoke or change the exercise unless we are required by law to permit revocation. Accordingly, if you exercise your subscription rights and the market price of our common stock falls below the $4.00 per share subscription price or you later learn information about us or the rights offering that you consider unfavorable to the exercise of your subscription rights, you will be committed to buying shares and may not revoke or change your exercise. The market price of our common stock may decline prior to the expiration of this offering, and a subscribing rights holder may not be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price. Until shares of common stock are delivered upon expiration of the rights offering, you will not be able to sell or transfer the common stock that you purchase in the rights offering.

Our Board may cancel the rights offering at any time and for any reason prior to its expiration.

Our Board may cancel the rights offering at any time and for any reason prior to its expiration. If our Board cancels the rights offering, neither the Company nor the subscription agent will have any obligation to you with respect to the rights except to return any payment received by the subscription agent, without interest or penalty.

The subscription rights are non-transferable, and thus there will be no market for them.

You may not sell, transfer or assign your subscription rights to anyone else. We do not intend to list the subscription rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with them.

If you do not act on a timely basis and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders who desire to purchase shares in the rights offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent, and all payments clear, prior to the expiration of the rights offering, subject to the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.” If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent, and all payments clear, prior to the expiration of the rights offering.

16

If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering or your payment does not clear prior to the expiration of the rights offering period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of any payment that was timely received and cleared. Neither we, nor the subscription agent, undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payments. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

By participating in the rights offering and executing a rights certificate, you are making binding and enforceable representations to the Company.

By signing the rights certificate and exercising their rights, each stockholder agrees, solely with respect to such stockholder’s exercise of rights in the rights offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase common stock in the rights offering.

Any uncertified check used to pay for common stock to be issued in the rights offering must clear prior to expiration of the rights offering, and the clearing process may require seven or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay the subscription price by uncertified check and your check has not cleared prior to expiration of the rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the common stock you wished to purchase.

You may not receive all of the shares for which you subscribe.

Exercise of the over-subscription privilege will only be honored if and to the extent that the basic subscription rights have not been exercised in full. If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of common stock available to be purchased pursuant to the over-subscription privilege, we will allocate the available shares of common stock proportionately among stockholders who exercised their over-subscription privileges based on the number of shares each stockholder subscribed for under such stockholder’s basic subscription rights. As a result, you may not receive any or all of the shares of common stock for which you exercise your over-subscription privilege.

As soon as practicable after the expiration date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the over-subscription privilege. If you have properly exercised your over-subscription privilege, you will receive certificates representing these shares as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the over-subscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.

You will not be able to sell or transfer the shares of common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the rights offering.

If you exercise your subscription rights, you will not be able to sell or transfer the common stock purchased by exercising your subscription rights until your account has been credited with those shares. Moreover, you will have no rights as a stockholder with respect to the shares purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after expiration of the rights offering, including the guaranteed delivery period and after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. Fluctuations in the market price of our common stock may occur between expiration of the rights offering and the time that shares are issued to you.

17

Because no minimum subscription is required, we cannot assure you of the amount of proceeds that we will receive from the rights offering.

No minimum subscription is required for consummation of the rights offering. As a result, we cannot assure you of the amount of proceeds that we will receive in the rights offering. Therefore, if you exercise all or any portion of your subscription rights, but other stockholders do not, we may not raise the desired amount of capital in the rights offering, the market price of our common stock could be adversely impacted and we may find it necessary to pursue alternative means of financing, which may be dilutive to your investment.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our common stock to decline.

There is no assurance that the Aldel business combination with Hagerty will be completed.

Although the Company expects its Aldel investment to appreciate on account of the business combination that Aldel entered into with Hagerty, completion of the transaction is subject to satisfaction of a number of conditions, including Aldel stockholder and Hagerty members’ approvals, approval of listing of Aldel common stock on the New York Stock Exchange, and regulatory approvals. There can be no assurance that the transaction will be completed or, if completed, that the price of the Company’s common stock will be favorably affected.

Our outstanding options and warrants, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our common stock.

Our outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock, without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants would also dilute the ownership interests of our existing stockholders.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our internal growth, our merger and acquisition plans, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest, and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

18

We have issued nearly all of our authorized common stock, so, to issue additional shares of common stock, including for financing purposes, we will need to amend our certificate of incorporation to increase our authorized shares of common stock.

As of October 25, 2021, we had 5,051,471 shares of common stock issued and outstanding, and there were 894,580 shares of Series A Preferred Stock issued and outstanding. We also had 1,715,325 shares of common stock reserved for future issuance under our outstanding warrants and equity awards. Our certificate of incorporation currently provides for 10,000,000 authorized shares of common stock. As such, we are nearing the limit of our authorized common stock, and given the size of the offering described herein and in the Underwriting, we intend to ask our stockholders to approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock for additional, future issuances. Prior to such approval, or after if such amendment is not approved, we may be unable to issue common stock for a variety of purposes, including, most importantly, for financing purposes. This limitation on our ability to issue common stock could generally have a material adverse effect on our ability to finance and operate our business.

Moreover, and even if our certificate of incorporation were amended to increase our authorized common stock, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, or upon the exercise of options or warrants to purchase our common stock, investors would experience dilution, and sales of common stock by stockholders in the market could lower the price of our common stock and the value of our company.

Our investments in special purpose acquisition companies and in sponsors of special purpose acquisition companies involve a high degree of risk.

We expect to invest in initial public offerings (“IPOs”) of special purpose acquisition companies (“SPACs”), including SPACs that are sponsored by our affiliates. In general, a SPAC is a special purpose vehicle, formed to raise capital from the public through an IPO with the purpose, usually, of using the proceeds to acquire a single unspecified business or assets to be identified after the IPO. The IPO proceeds are held in a trust account until released to fund a business combination or used to redeem shares sold in the IPO. SPACs are required to either consummate a business combination or liquidate within a set period of time following their IPO. Because, at the time of the IPO, the SPAC has no operating history or any plans, arrangements or understandings with any prospective investment targets, we will have no basis upon which to evaluate a SPAC’s ability to achieve its business objectives. If a SPAC fails to complete its initial business transaction within the required time period, it will never generate any operating revenues, and our SPAC investment may receive only a fixed dollar amount per share upon redemption, or less than such fixed amount in certain circumstances which could significantly affect our operating results and shareholders’ equity.

Additionally, we have invested in equity interests in SPAC sponsors (“Sponsor”) and expect to acquire additional interests in sponsors of SPACs in the future. By investing in a Sponsor, we have provided risk capital which allows the Sponsor to launch the IPO of the SPAC. In exchange for this investment, we own interests in the Sponsor that entitle us to receive distributions of shares and warrants in the SPAC after the lock-up period following the SPAC’s IPO has expired. These Sponsor interests do not have redemption rights to receive any portion of our original investment back from the trust account of the SPAC, as is normally associated with an IPO investment directly into a SPAC. Accordingly, an investment in a Sponsor is subject to a much higher degree of risk than an investment in a SPAC because the entire investment may be lost if the SPAC is not successful in consummating a business combination. Such potential loss could have a material effect on our financial results and shareholders’ equity. In addition, the trading prices of our common stock could fluctuate based on the trading prices of the SPACs in which we invest.

19

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.9 million after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

Our outstanding Series A Preferred Stock ranks senior to the shares of our common stock with respect to dividend rights. Holders of shares of our Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by our board of directors out of lawfully available funds therefor or upon a liquidation or redemption of the Series A Preferred Stock.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

●	on an actual basis;

●

on a pro forma basis to reflect issuance and sale by us of 652,174 shares of our common stock upon completion of the Underwriting at a public offering price of $4.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale. Pro forma amounts also reflect the September 1, 2021 retirement of 1,281,511 shares of our treasury stock, as well as the issuance of 41,094 shares of our common stock in September 2021, which resulted from the vesting of RSUs previously issued to our officers and directors.

●

on a pro forma, as-adjusted, basis to reflect the issuance and sale by us of 652,174 shares of our common stock upon completion of the Underwriting at a public offering price of $4.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale as well as the sale of 757,720 shares of our common stock, assuming all subscription rights are exercised, at the subscription price of $4.00 per share and the receipt of the net proceeds from the rights offering after deducting estimated rights offering expenses in the amount of $2.9 million. Pro forma, as adjusted amounts also reflect the September 1, 2021 retirement of 1,281,511 shares of our treasury stock, as well as the issuance of 41,094 shares of our common stock in September 2021, which resulted from the vesting of RSUs previously issued to our officers and directors.

Our capitalization following the closing of the rights offering will be adjusted based on the actual rights offering price and other terms of this offering determined at pricing. You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are incorporated by reference in this prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus.

20

	As of June 30, 2021
($ in thousands, except per share data)	Actual (unaudited)	Pro-Forma (unaudited)	Pro-Forma, as Adjusted (unaudited)

Cash and cash equivalents	$10,431	$12,588	$15,458
Stockholders’ equity:
Series A preferred stock, $25.00 par value; 1,000,000 shares authorized, 894,580 shares issued and outstanding; liquidation value $25.00 per share, $22,365,000 aggregate	22,365	22,365	22,365
Common stock, $0.001 par value; 10,000,000 shares authorized; 6,291,888 shares issued and 5,010,377 shares outstanding(1)	6	6	6
Additional paid-in capital (2)	46,664	42,636	45,506
Accumulated deficit	(25,183)	(25,183)	(25,183)
Less: treasury stock at cost, 1,281,511 shares(2)	(6,185)
Total shareholders’ equity attributable to FG Financial Group, Inc.	37,667	39,823	42,694
Noncontrolling interests	1,323	1,323	1,323
Total shareholders’ equity	38,990	41,147	44,017

(1) Pro-Forma: 5,703,645 shares issued and outstanding. Pro-Forma as Adjusted: 6,461,365 shares issued and outstanding.

(2) On September 1, 2021, the Company retired all 1,281,511 shares of its treasury stock reported as of June 30, 2021. Thus, Pro-Forma and Pro-Forma as Adjusted reflects zero shares of treasury stock outstanding.

21

THE RIGHTS OFFERING

The following describes the rights offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our common stock on the record date. If you hold your shares in a brokerage account or through a broker, dealer, custodian bank or other nominee, please also refer to “—Method of Exercising Subscription Rights — Subscription by Beneficial Owners.”

The Subscription Rights

We are distributing to holders of shares of our common stock as of 5:00 p.m., Eastern Time, on October 25, 2021, which is the record date for the rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock at a subscription price of $4.00 per share. Shortly before the rights offering, the Company is offering, in a firm commitment underwritten offering, 652,174 shares of common stock, at a price of $4.00 per share, less underwriting discounts and commissions. In connection with the Underwriting, we filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (File no. 333-258547) and Amendment No. 1 thereto, on October 5, 2021, which Registration Statement was declared effective on October 25, 2021.

Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder as of 5:00 p.m., Eastern Time, on the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege (each, as described below). The subscription rights entitle the holders of our common stock to purchase an aggregate of 757,720 shares of our common stock for an aggregate subscription price of approximately $3.0 million. The shares to be issued in the rights offering, like our existing shares of common stock, will be traded on The Nasdaq Global Market under the symbol “FGF.”

Basic Subscription Right. The basic subscription right provides the holder of the subscription right the opportunity to purchase 0.15 of a share of our common stock at subscription price of $4.00 per whole share, subject to delivery of the required documents and payment of the subscription price prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any subscription rights at all. However, if you exercise less than all of your basic subscription rights, you will not be entitled to purchase shares under the over-subscription privilege.

Over-Subscription Privilege. Subject to the allocation described below, each basic subscription right also grants the holder an over-subscription privilege to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to such stockholder’s basic subscription rights. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription right in full.

If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your rights certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this offering. When you send in your rights certificate, you must also send the full subscription price in cash for the number of additional shares that you have requested to purchase (in addition to the payment in cash due for shares purchased through your basic subscription right). If an insufficient number of shares is available to fully satisfy all over-subscription requests, the available shares will be distributed proportionately among stockholders who exercised their over-subscription privileges based on the number of shares each stockholder subscribed for under such stockholder’s basic subscription rights.

The subscription agent will return any excess payments by mail, without interest or deduction, promptly after the expiration of the subscription period.

As soon as practicable after the expiration date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the over-subscription privilege. You will receive certificates representing these shares as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the over subscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.

22

Reasons for the Rights Offering

We are engaging in the rights offering to provide for our general working capital needs. Our Board has chosen, as recommended by management, to raise capital through a rights offering to give all our stockholders the opportunity to limit ownership dilution by buying additional shares of common stock. Our Board also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate option under the current circumstances. Our Board believes that the rights offering will strengthen the Company’s financial condition by generating additional cash and increasing its capital position.

Based on its consideration of these factors, the information and analyses regarding the rights offering prepared by management and the recommendation of management that the rights offering is in the best interests of the Company in light of the information available to management, and the additional information and documentation reviewed by our Board, our Board approved the rights offering and determined that the rights offering is in the best interests of the Company and its stockholders. However, our Board is not making any recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future or that the rights offering will raise sufficient capital to provide for our general working capital needs.

Determination of Subscription Price

The subscription price is the same as the Underwriting offering price, which was negotiated with the underwriters in the Underwriting.

We cannot assure you that the market price of our shares of common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Method of Exercising Subscription Rights

One non-transferable subscription right is being distributed for each share of our common stock that you owned as of 5:00 p.m., Eastern Time, on October 25, 2021, the record date for the rights offering. The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders. If you are a registered holder of shares of our common stock, the number of subscription rights you may exercise is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address set forth below under “—Subscription Agent,” to be received prior to 5:00 p.m., Eastern Time, on November 29, 2021, the expiration date for the rights offering.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our common stock that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of our common stock in the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on November 29, 2021, the expiration date for the rights offering.

23

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent may be made in full United States currency by personal check payable to “Vstock Transfer LLC, as subscription agent for FG Financial Group, Inc.”, drawn upon a United States bank.

Payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt of a personal check, receipt and clearance of such check.

Payment also may be made by wire transfer to the account maintained by Vstock Transfer LLC, as subscription agent, for purposes of accepting subscriptions in this offering at CitiBank, N.A., ABA #021000089, Account #6872558279, with reference to the rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time.

Your subscription rights will not be successfully exercised unless the subscription agent actually receives from you or your custodian bank, broker, dealer or other nominee, as the case may be, all of the required documents and your full subscription price payment (and your payment has cleared) prior to 5:00 p.m., Eastern Time, on November 29, 2021, the scheduled expiration date of the rights offering, unless you have used the guaranteed delivery procedures described under “—Notice of Guaranteed Delivery.”

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure timely delivery to the subscription agent. Do not send or deliver these materials to us.

There is no sales fee or commission payable by you in connection with the issuance of subscription rights or the issuance of shares of common stock if you exercise your subscription rights (other than the subscription price). We will pay all fees charged by the subscription agent and the information agent. However, if you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any other commissions, fees, taxes or other expenses your nominee may charge you in connection with the exercise of the subscription rights.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

●	you provide on the rights certificate that shares are to be delivered in your name and to your address of record, as imprinted on the face of the rights certificate; or

●	you are an eligible institution.

Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

24

Missing or Incomplete Subscription Information

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms you submit, the payment received will first be applied, to the fullest extent possible based on the amount of the payment received, to exercise your basic subscription rights and will thereafter be applied, to the fullest extent possible based on the amount of excess payment received, to exercise your over-subscription privilege, if applicable, subject to the availability of over-subscription shares.

Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering.

If you deliver your rights certificate and other documents or payment in a manner different from that described in this prospectus, we may not honor the exercise of your subscription rights.

Expiration Date

The period during which you may exercise your subscription rights expires at 5:00 p.m., Eastern Time, on November 29, 2021. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, unless you have used the guaranteed delivery procedures described under “—Notice of Guaranteed Delivery.” We have the option to extend the rights offering without notice to you. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than the next business day after our Board extends the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on November 29, 2021, the expiration date for the rights offering.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering at any time for any reason. In addition, we may terminate the rights offering if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. If our Board cancels the rights offering, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Subscription Agent

We have retained Vstock Transfer, LLC to serve as the subscription agent for the rights offering. The subscription agent will maintain the list of subscriptions and calculate any necessary allocations of over-subscription privileges. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering. If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that nominee record holder. If you are the record holder, then you should send your subscription documents, rights certificate, subscription payment or, if applicable, notice of guaranteed delivery, to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Registered Certified or Express Mail, or Courier Delivery
Vstock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598

25

Information Agent

The information agent for the rights offering is Alliance Advisors, LLC. We will pay all fees and expenses of the information agent related to the rights offering and have also agreed to indemnify the information agent from certain liabilities that it may incur in connection with the rights offering. The information agent can be contacted at the following address and telephone number:

Alliance Advisors, LLC
200 Broadacres Dr., 3rd Floor
Bloomfield, NJ 07003
(855) 723-7819

No Fractional Shares

We will not issue fractional shares in connection with the rights offering. Fractional shares of our common stock resulting from the exercise of the basic subscription rights or over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following expiration of the rights offering.

Notice to Nominees

If you are a custodian bank, broker, dealer or other nominee who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial holder so instructs, you should complete the rights certificate and submit it to the subscription agent together with the form entitled “Nominee Holder Certification” and with the proper payment. We will provide the Nominee Holder Certification to you with your rights offering materials. If you did not receive this form, you should contact the information agent to request a copy. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the Nominee Holder Certification.

In the case of subscription rights that you hold of record on behalf of others through DTC, those subscription rights may be exercised by instructing DTC to transfer the subscription rights from your DTC account to the subscription agent’s DTC account, and by delivering to the subscription agent the required certification as to the number of shares subscribed for pursuant to the exercise of the subscription rights of the beneficial owners on whose behalf you are acting, together with payment of the full subscription price.

Notice of Guaranteed Delivery

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent, on or before the time the rights offering expires, you may exercise your subscription rights by the following guaranteed delivery procedures:

●	deliver to the subscription agent on or prior to the rights offering expiration date your subscription price payment in full for each share you subscribed for under your basic subscription right and over-subscription privilege in the manner set forth above under “—Payment Method”;

●	deliver to the subscription agent on or prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions as to Use of Subscription Rights Certificates” distributed with your rights certificates; and

●	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent no later than two business days after the expiration date of the rights offering. For purposes of these notice of guaranteed delivery procedures, “business day” means any day on which trading is conducted on The Nasdaq Global Market.

26

Your notice of guaranteed delivery must be delivered in substantially the same form provided with the Instructions as to Use of Subscription Rights Certificates, which will be distributed to you with your rights certificate. Your notice of guaranteed delivery must include a signature guarantee from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Exchange Act (each, an “Eligible Institution”). A form of that guarantee is included with the notice of guaranteed delivery.

In your notice of guaranteed delivery, you must state:

●	your name;

●	the number of subscription rights represented by your rights certificates, the number of shares of our common stock for which you are subscribing under your basic subscription right and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and your guarantee that you will deliver to the subscription agent the rights certificate evidencing the subscription rights you are exercising within two business days following the expiration of the rights offering.

You may deliver your notice of guaranteed delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “—Subscription Agent” or may be transmitted, if transmitted by an Eligible Institution, to the subscription agent by email to info@vstocktransfer.com.

The information agent will send you additional copies of the form of notice of guaranteed delivery if you request them by calling Alliance Advisors, LLC, toll free at (855) 723-7819 or by mail at Alliance Advisors, LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a custodian bank, broker, dealer or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer or other nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you.

You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before 5:00 p.m., Eastern Time, on November 29, 2021, the expiration date.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on The Nasdaq Global Market or any other stock exchange or market. The shares of our common stock issuable upon exercise of the subscription rights, like our existing shares of common stock, will be listed on The Nasdaq Global Market under the ticker symbol “FGF.”

27

Validity of Subscriptions

We will resolve, in our sole discretion, all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither the Company nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Funding Arrangements; Return of Funds

Vstock Transfer LLC, the subscription agent, will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is withdrawn or terminated. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest or penalty, as soon as practicable.

Uncertificated Shares of Common Stock

All shares of our common stock that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for issuance to each subscription rights holder of record that has validly exercised its subscription rights the shares of common stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a stockholder with respect to the shares of our common stock purchased in the rights offering until your account, or your account at your broker, dealer, custodian bank or other nominee, is credited with such shares.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 5:00 p.m., Eastern Time, at least three business days prior to the expiration of the rights offering (or, if the rights offering is extended, on or before three business days prior to the extended expiration date) and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

All exercises of subscription rights are irrevocable. Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid, unless we are required by law to grant revocation rights, even if the market price of our common stock falls below the subscription price or you learn information about us or the rights offering that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of our common stock offered pursuant to the rights offering.

28

Material U.S. Federal Income Tax Treatment of Rights Distribution

The receipt and exercise of subscription rights by holders of shares of our common stock should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our Board is not making any recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and, therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” and all other information included in, or incorporated by reference into, this prospectus for a discussion of the risks related to the rights offering and the risks involved in investing in our common stock.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

29

PLAN OF DISTRIBUTION

We are distributing rights certificates and copies of this prospectus to those persons who were holders of our common stock on October 25, 2021, the record date for the rights offering, promptly following the effective date of the registration statement of which this prospectus forms a part. We are offering the rights and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in this offering and no commissions, fees or discounts will be paid in connection with this offering. Those directors and officers of the Company who may assist in the rights offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Vstock Transfer LLC is acting as our agent to effect the exercise of the rights and the issuance of the underlying common stock. Therefore, while certain of our directors and officers may solicit responses from you, those directors and officers will not receive any commissions or compensation for those services.

Delivery of Shares

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned shares of our common stock at 5:00 p.m., Eastern Time, on October 25, 2021.

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that nominee record holder. If you are the record holder, then you should send your subscription documents, rights certificate, notice of guaranteed delivery and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Registered Certified or Express Mail, or Courier Delivery
Vstock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions regarding the Company or the rights offering, or you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact the information agent, Alliance Advisors, LLC, toll free at (855) 723-7819, or by mail at Alliance Advisors, LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003.

30

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering and the ownership and disposition of shares of our common stock received upon exercise of the subscription rights. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the subscription rights or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of subscription rights through the rights offering by persons holding shares of our common stock entitled to receive subscription rights pursuant to this rights offering, the exercise (or expiration) of the subscription rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the subscription rights.

This discussion is limited to the subscription rights acquired through the rights offering and shares of our common stock acquired upon exercise of subscription rights, in each case, that are held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding the subscription rights or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities or currencies or traders that elect to mark-to-market their securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

●	real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations;

●	persons deemed to sell the subscription rights or shares of our common stock under the constructive sale provisions of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement (as defined in the Code);

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who received, hold or will receive shares of our common stock or the subscription rights pursuant to the exercise of any employee stock option or otherwise as compensation and persons who hold restricted common stock;

●	tax-qualified retirement plans; and

●	U.S. holders (as defined below) that have a functional currency other than the U.S. dollar.

31

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the subscription rights or shares of our common stock acquired upon exercise of subscription rights, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock, our subscription rights or shares of our common stock acquired upon exercise of subscription rights, as the case may be, that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable U.S. Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Although the authorities governing transactions such as this rights offering are complex and do not speak directly to the consequences of certain aspects of this rights offering, we do not believe a U.S. holder’s receipt of subscription rights pursuant to the rights offering should be treated as a taxable distribution with respect to its existing shares of common stock for U.S. federal income tax purposes. Section 305(a) of the Code generally provides that the receipt by a stockholder of a right to acquire stock or warrants is not included in the taxable income of the stockholder; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits. During the last 36 months, the Company has not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or (ii) options or warrants to acquire its common stock. Currently the Company does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or (ii) options or warrants to acquire its common stock; however, there is no guarantee that the Company will not make such distributions in the future. In addition, the Company does not currently have any convertible debt outstanding nor does the Company currently intend to issue any convertible debt.

32

The position regarding the non-taxable treatment of the subscription right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our common stock, options or warrants, because the issuance of the subscription rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to U.S. holders of our common stock as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current and accumulated earnings and profits through the end of 2021.

The following discussion is based upon the treatment of the subscription right issuance as a non-taxable distribution with respect to a U.S. holder’s’ existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock with respect to which the subscription rights are distributed on the date the U.S. holder receives the subscription rights, Section 307(b) of the Code provides that the subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate the tax basis in the holder’s existing shares of common stock between the existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If a U.S. holder chooses to allocate tax basis between the holder’s existing common shares and the subscription rights, the U.S. holder must make this election on a statement included with the holder’s timely filed U.S. federal income tax return (including extensions) for the taxable year in which the U.S. holder receives the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of the holder’s existing shares of common stock on the date the U.S. holder receives the subscription rights, then the U.S. holder must allocate tax basis in the existing shares of common stock between those shares and the subscription rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the subscription right, no longer holds the common stock with respect to which the subscription right was distributed.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, U.S. holders should consider all relevant facts and circumstances, including without limitation any difference between the subscription price of the subscription rights and the trading price of our shares of common stock on the date that the subscription rights are distributed, the fair market value and the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise of Subscription Rights

A U.S. holder will not recognize gain or loss upon the exercise of a subscription right received in the rights offering. A U.S. holder’s adjusted tax basis, if any, in the subscription right plus the subscription price will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the shares of common stock received upon exercise of such U.S. holder’s subscription right. The holding period of a share of common stock acquired upon exercise of a subscription right in the rights offering will begin on the date of exercise.

33

If, at the time of the receipt or exercise of the subscription right, the U.S. holder no longer holds the common stock with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the shares of our common stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our common stock acquired upon exercise of the subscription right. If a U.S. holder exercises a subscription right received in the rights offering after disposing of shares of our common stock with respect to which the subscription right is received, the U.S. holder should consult its own tax advisor.

Expiration of Subscription Rights

If a U.S. holder allows subscription rights received in the rights offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares previously allocated to the subscription rights that have expired to such U.S. holder’s existing common shares.

Distributions on Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange, or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our common stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common stock exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the shares of our common stock acquired through the exercise of subscription rights. Certain U.S. holders are exempt from backup withholding, including certain corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt (or fails to properly establish an exemption) and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

34

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock, our subscription rights or shares of our common stock acquired upon exercise of subscription rights, as the case may be, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of subscription rights will be treated as a nontaxable distribution. See “—Tax Considerations Applicable to U.S. Holders—Receipt of Subscription Rights” above. In such case, non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the subscription rights.

Distributions on Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (1) an applicable income tax treaty or (2) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above, and subject to the discussion below on backup withholding and foreign accounts), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

35

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder timely certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W- 8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

36

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner timely certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise timely establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, or gross proceeds from the sale or other disposition of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds (including a distribution to the extent it is treated as a return of capital or capital gain) from the sale or other disposition of our common stock on or after January 1, 2019. Pursuant to Treasury Regulations proposed under Sections 1471 through 1474 of the Code, the U.S. Treasury Department and the IRS have proposed to eliminate the application of the FATCA withholding rules to gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from U.S. sources. Under Section 7805(b)(1)(C) of the Code, taxpayers may rely on such proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

37

DESCRIPTION OF COMMON STOCK

The following description of certain terms of the common stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our fourth amended and restated certificate of incorporation, as corrected and amended (the “Certificate of Incorporation”), our fourth amended and restated bylaws (the “Bylaws”) and Delaware corporate law. You are strongly encouraged to read our certificate of incorporation and bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

General

The Company’s authorized capital stock consists of 10,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $25.00 per share (the “Preferred Stock”), all of which shares have been designated as a single series of 8.00% Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”).

Under Delaware law, stockholders generally are not personally liable for a corporation’s acts or debts.

Exchange and Trading Symbol

The Common Stock is listed for trading on The Nasdaq Global Market under the trading symbol “FGF.”

Rights and Preferences

All outstanding shares of Common Stock are duly authorized, fully paid and nonassessable. Holders of shares of Common Stock have no conversion, pre-emptive or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock and any series of Preferred Stock that the Company may designate and issue in the future.

Voting Rights

Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Directors are elected by a plurality of the votes cast by the holders of Common Stock. Except for the approval required to amend the Company’s Certificate of Incorporation or the Bylaws and except as otherwise required by law, all other matters brought to a vote of the holders of Common Stock are determined by a majority of the votes cast, and, except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of Common Stock possess the exclusive voting power.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of Preferred Stock (including the Series A Preferred Stock), the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of the Company’s known debts and liabilities and after adequate provision has been made for each class of stock having preference over the Common Stock, if any.

38

Anti-Takeover Effects of Provisions of Delaware Law and the Company’s Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include:

●	any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

●	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

●	subject to certain exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the interested stockholder’s proportionate share of the stock of any class or series of securities, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary; and

●	any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, Section 203 defines an interested stockholder as any entity or person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.

39

Certificate of Incorporation and Bylaws

The Company’s Certificate of Incorporation and Bylaws include anti-takeover provisions that:

●	authorize the Board of Directors, without further action by the stockholders, to issue shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series;

●	establish advance notice procedures for stockholders to submit nominations of candidates for election to the Board of Directors to be brought before a stockholders meeting;

●	allow the Company’s directors to establish the size of the Board of Directors and fill vacancies on the Board created by an increase in the number of directors (subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances);

●	require the affirmative vote of the holders of shares representing at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors in order to remove a director or the entire Board of Directors, with or without cause;

●	do not provide stockholders cumulative voting rights with respect to director elections;

●	do not permit stockholders to take action by written consent;

●	provide that special meetings of the stockholders may be called only by or at the direction of the Board of Directors or at the request of 50% or more of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote on any issue contemplated to be considered at such proposed special meeting;

●	require the approval of 66 2/3% or more of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors to amend the Certificate of Incorporation; and

●	provide that the Company’s Bylaws may be amended by the Board of Directors without stockholder approval; provided, however, that the stockholders may amend the Bylaws only with the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Provisions of the Company’s Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in the Company’s control or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that the Company’s stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of the Common Stock.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of Common Stock are available for future issuance without stockholder approval except as may otherwise be required by applicable stock exchange rules or Delaware law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee and consultant compensation. The existence of authorized but unissued shares of Common Stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The Company’s Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the value, voting power or other rights of holders of Common Stock. In addition, the Board of Directors may, under certain circumstances, issue preferred stock in order to delay, defer, prevent or make more difficult a change of control transaction such as a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management of the Company, even if those events were favorable to the interests of the Company’s stockholders.

40

Transfer Agent and Registrar

The transfer agent for the Company’s Common Stock is Vstock Transfer, LLC.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York will pass upon the validity of any securities we offer by this prospectus.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.fgfinancial.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-1 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

41

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 18, 2021;

(2)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed May 14, 2021, and June 30, 2021, filed on August 16, 2021;

(3)	Current Reports on Form 8-K filed on January 19, 2021, March 18, 2021, April 16, 2021, May 14, 2021, May 19, 2021, May 21, 2021, August 3, 2021, August 16, 2021, October 15, 2021 and October 26, 2021;

(4)	Proxy statement on Schedule 14A filed on October 25, 2021;

(5)	the description of our shares of common stock contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on March 19, 2014, including any amendment or report filed for the purpose of updating such description and (ii) Exhibit 4.4—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021; and

(6)	the description of our shares of 8.00% Cumulative Preferred Stock, Series A contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on February 26, 2018, and (ii) Exhibit 4.4—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter at our principal executive offices at the following address:

FG Financial Group, Inc.

Attention: Investor Relations

360 Central Ave, Suite 800

St. Petersburg, FL 33701

Telephone: (727)-304-5666

42

FG Financial Group, Inc.

Up to 757,720 Shares of Common Stock

Issuable Upon the Exercise of Rights to Subscribe for such Shares at $4.00 per Share

PRELIMINARY PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the registration fee required by the Securities & Exchange Commission (“SEC”).

SEC registration fee	$350
Information agent fees and expenses	13,000
Legal fees and expenses	100,000
Accounting fees and expenses	15,000
Transfer agent fees and expenses	15,000
Printing and mailing expenses	10,000
Miscellaneous	7,000
Total	$160,350

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in summary, that a director or officer of a Delaware corporation is entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by him, as a result of suits brought against him in his capacity as a director or officer, if he acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which a director or officer was adjudged to be liable to the company, unless and only to the extent that the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Our By-laws, as amended, provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law, as it now exists or may in the future be amended.

We may in the future enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our By-laws. Our By-laws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her actions, regardless of whether the bylaws or Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

II-1

Item 16. Exhibits

Exhibit			Incorporated by Reference to:
No.		Description	Document	Ex. No.
3.1		Fourth Amended and Restated Certificate of Incorporation, as corrected and amended	[19]	3.1
3.2		Fourth Amended and Restated By-Laws	[1]	3.2
4.1		Form of Common Stock certificate	[2]	4.1
4.2		Common Stock Purchase Warrant	[3]	4.2
4.3		Form of Global Certificate of Cumulative Preferred Stock, Series A	[4]	4.4
4.4		Description of Securities	[5]	4.4
4.5	*	Form of Subscription Rights Certificate
5.1	*	Opinion of Loeb & Loeb LLP
10.1	†	Amended and Restated 2014 Equity Incentive Plan	[6]	App. A
10.2	†	2018 Equity Incentive Plan	[7]	10.1
10.3	†	Form of Direct or and Officer Indemnification Agreement	[2]	10.6
10.4	†	Equity Award Letter Agreement between registrant and Larry Swets	[8]	10.1
10.5	†	Stock Option Agreement between registrant and Larry Swets	[18]	10.5
10.6	†	Form of Stock Option Agreement under 2018 Equity Incentive Plan	[9]	10.2
10.7	†	Form of Restricted Stock Unit Agreement for executive officers under 2014 Equity Incentive Plan	[10]	10.2
10.8	†	Form of Restricted Share Agreement under 2018 Equity Incentive Plan	[9]	10.3
10.9	†	Form of Restricted Share Unit Agreement under 2018 Equity Incentive Plan	[9]	10.4
10.10	†	Form of Non-Employee Director Restricted Share Unit Agreement under 2018 Equity Incentive Plan	[11]	10.3
10.11	†	Form of Executive Restricted Stock Unit Award Agreement under the Share-Matching Program	[12]	10.1
10.12	†	Form of Non-Employee Director Restricted Stock Unit Award Agreement under the Share-Matching Program	[12]	10.2
10.13	†	Form of Executive Stock Grant Agreement under 2018 Equity Incentive Plan	[13]	10.1
10.14	†	Form of Executive Restricted Share Unit Agreement for Share-Matching Grants under 2018 Equity Incentive Plan	[13]	10.2
10.15		Registration Rights Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[14]	10.1
10.16		Standstill Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[14]	10.2
10.17		Reinsurance Capacity Right of First Refusal Agreement, dated December 2, 2019, by and between FedNat Holding Company and registrant	[14]	10.3
10.18		Investment Advisory Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[14]	10.4
10.19	†	Second Amended and Restated Management Services Agreement, dated August 11, 2021, between the Company and Sequoia Financial LLC	[15]	10.2
10.20	†	Employment Agreement, dated December 2, 2019, between Brian D. Bottjer and registrant	[14]	10.9
10.21	†	Employment Agreement, dated November 10, 2020, between Larry G. Swets, Jr. and registrant	[16]	10.1

II-2

10.22		Shared Services Agreement, dated March 31, 2020, between Fundamental Global Management, LLC and registrant	[17]	10.1
10.23		Limited Liability Company Agreement of Fundamental Global Asset Management, LLC, dated March 31, 2020	[17]	10.2
21.1		Registrant’s subsidiaries	[20]	21.1
23.1	*	Consent of BDO USA, LLP (independent registered public accounting firm)
23.2	*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1 to the Registration Statement)
24.1	*	Power of Attorney (included on signature page)
99.1	*	Form of Instructions as to Use of Subscription Rights Certificates
99.2	*	Form of Letter to Stockholders Who are Record Holders
99.3	*	Form of Letter to Brokers, Dealers, Banks and Other Nominees
99.4	*	Form of Broker Letter to Clients Who are Beneficial Holders
99.5	*	Form of Beneficial Owner Election Form
99.6	*	Form of Nominee Holder Certification
99.7	*	Form of Notice of Guaranteed Delivery

* Filed herewith.

† Management contract or compensatory plan or arrangement.

[1] Registrant’s Current Report on Form 8-K filed December 17, 2020

[2] Registrant’s Registration Statement on Form S-1/A1 (Reg. No. 333-193314), filed January 30, 2014

[3] Registrant’s Current Report on Form 8-K filed February 27, 2015

[4] Registrant’s Registration Statement on Form S-1/A1 (Reg. No. 333-222470), filed February 5, 2018

[5] Registrant’s Annual Report on Form 10-K for year ended December 31, 2019

[6] Registrant’s Definitive Proxy Statement on Schedule 14A filed April 30, 2015

[7] Registrant’s Current Report on Form 8-K filed June 1, 2018

[8] Registrant’s Current Report on Form 8-K filed January 19, 2021

[9] Registrant’s Current Report on Form 8-K filed June 1, 2018

[10] Registrant’s Current Report on Form 8-K filed June 2, 2015

[11] Registrant’s Quarterly Report on Form 10-Q for quarter ended September 30, 2018

[12] Registrant’s Current Report on Form 8-K filed December 19, 2017

[13] Registrant’s Current on Report on Form 8-K filed August 28, 2018

[14] Registrant’s Current Report on Form 8-K filed December 2, 2019

[15] Registrant’s Quarterly Report on Form 10Q for the quarter ended June 30, 2021

[16] Registrant’s Current Report on Form 8-K filed November 16, 2020

[17] Registrant’s Current Report on Form 8-K filed April 6, 2020

[18] Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020

[19] Registrant’s Current Report on Form 8-K filed May 21, 2021

[20] Registrant’s Registration Statement on Form S-1 (Reg. No. 333-260045), filed October 5, 2021

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida, on October 27, 2021.

FG Financial Group, Inc.

By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Larry G. Swets, Jr.	Director and Chief Executive Officer	October 27, 2021
Larry G. Swets, Jr.	(Principal Executive Officer)

/s/ Brian D. Bottjer	Secretary and Chief Accounting Officer	October 27, 2021
Brian D. Bottjer	(Principal Financial Officer)

/s/ Hassan R. Baqar	Chief Financial Officer	October 27, 2021
Hassan R. Baqar

/s/ D. Kyle Cerminara*	Chairman of the Board	October 27, 2021
D. Kyle Cerminara

/s/ Rita Hayes*	Director	October 27, 2021
Rita Hayes

/s/ E. Gray Payne*	Director	October 27, 2021
E. Gray Payne

/s/ Scott D. Wollney*	Director	October 27, 2021
Scott D. Wollney

/s/ Dennis A. Wong*	Director	October 27, 2021
Dennis A. Wong

*By: /s/ Larry G. Swets, Jr.		October 27, 2021
Larry G. Swets, Jr.
Attorney-in-fact

II-4